Exhibit 23.1

                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 MAITLAND CENTER PARKWAY, SUITE 330
                               MAITLAND, FL 32751

The Board of Directors
VoiP, Inc.
(Formerly Millennia Tea Masters, Inc.)

We consent to the use of our report, dated January 30, 2004, in the Registration Statement on Form SB-2 dated August 12, 2005 and to the reference to our firm under the heading "Experts" therein.

/s/ Tschopp, Whitcomb & Orr, P.A.

August 12, 2005